UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2014

Date of Report (Date of earliest event reported)

Vapor Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-51159	98-0427526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 SW 47th Avenue Suite 415 Davie, Florida	33314
(Address of principal executive offices)	(Zip Code)

(954) 792-8450

Registrant’s telephone number, including area code

_____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2014, the Company closed a private placement whereby it entered into a securities purchase agreement, dated April 29, 2014 (the “Purchase Agreement”), with Magna Equities II, LLC (formerly Hanover Holdings I, LLC) (“Magna”), an affiliate of Magna Group. Pursuant to the Purchase Agreement, the Company sold Magna four (4) 8% senior convertible promissory notes in aggregate principal amount of $1,342,391.17 million (collectively, the “Convertible Notes”, or individually, a “Convertible Note”) due twelve months from the date of the Convertible Notes’ issuance. The Convertible Notes were purchased by Magna for $1,235,000. A copy of the Purchase Agreement and the Convertible Notes are attached as Exhibits to the Current Report on Form 8-K, filed by the Company with the U.S. Securities Exchange Commission on May 6, 2014.

On October 24, 2014, the Company made a prepayment (the “Prepayment”) to Magna to be applied against the Convertible Notes.

On October 27, 2014, the Company entered into a Side Letter Agreement (the “Agreement”), dated October 27, 2014, with Magna. Pursuant to the Side Letter Agreement, the Company and Magna agreed to allocate the Prepayment towards the principal amount due under the Convertible Note with a $480,000 purchase price. As such, the outstanding principle amount due under the Convertible Note with a Purchase Price of $480,000 was reduced accordingly. Further, the Agreement provides that the fixed conversion price under each of the Convertible Notes will be amended to reflect that the conversion price will be equal to a 30% discount from the lowest trading price in the five (5) trading days prior to conversion, subject to adjustment. The Agreement also makes various modifications to the Convertible Notes, including, without limitation, the removal of the clause in Section 3.19 of each Convertible Note, which stated: “Trading Below Premium. If, at any time after one hundred and eighty (180) calendar days after the Issue Date, the stock is trading below $0.18, the Company will be considered in default.”

Additionally, the Agreement provides for the issuance of a new 8% senior convertible promissory note was by the Company to Magna in the principle amount of $35,760.95, for a purchase price of $38,870.69 (the “New Note”). The New Note was issued in accordance with the terms and conditions of the Purchase Agreement, contains substantially the same terms and conditions as the Convertible Notes, and has a maturity date of October 27, 2015.

Finally, the Agreement provides that except as otherwise expressly provided therein, the Purchase Agreement, the Convertibles Notes, and the related Escrow Agreement, dated April 29, 2014, are, and shall continue to be, in full force and effect and are thereby ratified and confirmed in all respects, including, without limitation, all representations and warranties made by each of the Company and Magna.

The issuance of the New Note to Magna was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of Magna in the Purchase Agreement that Magna is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about its investment and about the Company.

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This Current Report on Form 8-K (this “Report”) is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

The foregoing descriptions of the Agreement and the New Note, do not purport to be complete, and are qualified in their entirety by reference to each such document (or form thereof, as applicable), filed as Exhibits 9.01 and 9.02, respectively, and incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

None.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits:

Exhibit No.	Description

9.01	Side Letter Agreement, dated October 27, 2014

9.02	Convertible Promissory Note, dated October 27, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapor Group, Inc.

Date: October 27, 2014	By:	/s/ Dror Svorai
Dror Svorai
Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

9.01	Side Letter Agreement, dated October 27, 2014

9.02	Convertible Promissory Note, dated October 27, 2014

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